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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant                                [ ]
Filed by a party other than the Registrant             [X]

  Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
   [ ] Definitive Proxy Statement
   [X] Definitive Additional Materials
   [ ] Soliciting Material Pursuant  to Section 240.14a-12


                         MORTON'S RESTAURANT GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


                            BFMA HOLDING CORPORATION
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    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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   [ ] Fee paid previously with preliminary materials:

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   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration Statement No.:

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       (3) Filing Party:

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       (4) Date Filed:

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                            BFMA HOLDING CORPORATION
                         50 EAST SAMPLE ROAD, SUITE 400
                          POMPANO BEACH, FLORIDA 33064
                              PHONE: (800) 675-6115

FOR IMMEDIATE RELEASE:

CONTACT:
          ------------------------------------------------------------------
           Michael Brinn                           Richard Bloom
           Innisfree M&A Incorporated              BFMA Holding Corporation
           501 Madison Avenue                      c/o Marietta Corporation
           20th Floor                              37 Huntington Street
           New York, New York 10022                Cortland, New York 13045
           Call: (212) 750-8253                    Call: (607) 756-0641
          ------------------------------------------------------------------

                   BFMA AND OTHER SHAREHOLDERS WIN CONCESSIONS
                 FROM MORTON'S MANAGEMENT AND BOARD OF DIRECTORS

         Pompano Beach, Florida - May 10, 2001 - BFMA Holding Corporation today reaffirmed its fully-financed offer to acquire Morton's Restaurant Group, Inc. (NYSE: MRG) for $28.25 per share and announced that it is prepared to immediately enter into negotiations with an independent committee of Morton's board with respect to the purchase of the company.

         Mr. Florescue, President and Chairman of the Board of BFMA, commented, "We understand that certain large institutional shareholders that voted for the incumbent director slate today received affirmations directly from management and certain directors that the company will form an independent committee to fairly and expediently explore a sale of the company, treat BFMA fairly in the sale process and be open to offers from other interested parties." Mr. Bernstein confirmed, at the shareholder meeting this morning, the board's intention to form an independent committee "to entertain BFMA's offer. "

         Mr. Florescue continued, "Although the BFMA nominee slate was not elected to the Morton's board, we believe we have achieved our objectives and received significant concessions for all of the shareholders - we forced management to commit publicly to explore a sale of the company and address BFMA's offer, to focus on reducing its overhead spending and to cease issuing equity to senior management. These initiatives are a direct result of BFMA's recent criticism of the board and management. Given the high level of shareholder scrutiny on the company, initiated by BFMA's proxy contest, we are hopeful that management is sincere in its claim to address these issues. It is time to put our differences aside and work together to maximize shareholder value."

(End)



                              SECURITIES LAW LEGEND

         A PROXY STATEMENT DATED APRIL 26, 2001, AS AMENDED MAY 4, 2001, DESCRIBING BFMA'S SOLICITATION OF PROXIES TO ELECT CLASS 3 DIRECTORS WAS PREPARED AND MAILED TO ALL SHAREHOLDERS. YOU SHOULD READ THE PROXY STATEMENT AND THE AMENDMENT TO OBTAIN INFORMATION ABOUT BFMA HOLDING CORPORATION, ITS OFFICERS AND DIRECTORS, INCLUDING RICHARD A. BLOOM, LOGAN D. DELANY, JR., AND CHARLES W. MIERSCH. A COPY OF THE PROXY STATEMENT, THE AMENDMENT AND OTHER RELATED DOCUMENTS PREPARED BY OR ON BEHALF OF BFMA AND FILED WITH THE SEC ARE AVAILABLE FOR FREE, EITHER AT THE WEB SITE OF THE SEC (http://www.sec.gov) OR FROM BFMA BY WRITING TO: BFMA HOLDING CORPORATION, 50 EAST SAMPLE ROAD, POMPANO BEACH,
FL 33064, ATTENTION: SECRETARY.